                                                      EXHIBIT 2


                  INTERESTS IN SECURITIES OF
                     PACIFIC TELECOM, INC.


     The beneficial ownership interests of PacifiCorp Holdings, PacifiCorp and the directors and officers of each of them as of December 31, 1994 are described below. The percentages are calculated on the basis of 39,619,623 shares of Common Stock outstanding as of December 31, 1994.

                   PacifiCorp Holdings, Inc.
                   -------------------------
Nature of                        Number of        Percent of Total Number
Ownership                         Shares           of Outstanding Shares
- ---------                        ---------        -----------------------
Sole Power to Vote                       0                    0%
or Direct the Vote

Shared Power to Vote            34,325,181                 86.6%
or Direct the Vote

Sole Power to Dispose or                 0                    0%
to Direct the Disposition

Shared Power to Dispose or      34,325,181                 86.6%
to Direct the Disposal

Total Beneficially Owned        34,325,181                 86.6%

PacifiCorp Holdings has not bought or sold or otherwise effected any transactions in shares of
Common Stock during the past 60 days.


                          PacifiCorp
                          ----------
Nature of                        Number of        Percent of Total Number
Ownership                         Shares           of Outstanding Shares
- ---------                        ---------        -----------------------
Sole Power to Vote                       0                     0%
or Direct the Vote

Shared Power to Vote            34,325,181                  86.6%
or Direct the Vote

Sole Power to Dispose or                 0                     0%
to Direct the Disposition

Shared Power to Dispose or      34,325,181                  86.6%
to Direct the Disposal

Total Beneficially Owned        34,325,181                  86.6%

PacifiCorp has not bought or sold or otherwise effected any transactions in shares of Common Stock during the past 60 days.

                         A.M. Gleason
                         ------------
Nature of                        Number of        Percent of Total Number
Ownership                         Shares           of Outstanding Shares
- ---------                        ---------        -----------------------
Sole Power to Vote              38,954.0523                 *
or Direct the Vote

Shared Power to Vote                  5,450**               *
or Direct the Vote

Sole Power to Dispose or        38,954.0523                 *
to Direct the Disposition

Shared Power to Dispose or            5,450**               *
to Direct the Disposal

Total Beneficially Owned        44,404.0523**               *

Mr. Gleason is a participant in the PacifiCorp K Plus Employee Savings and Stock Ownership
Plan ("K Plus Plan") and, pursuant to an election in effect since January 3, 1990, he has directed that a portion of his elective contributions be invested in the Pacific Telecom, Inc. Common Stock fund (the "PTI Stock Fund").  The Trustee of the K Plus Plan has acquired shares of Pacific
Telecom Common Stock with funds invested in the PTI Stock Fund within the past 60 days,
172.4667 of which were allocated to Mr. Gleason's account effective as of March 6, 1995.  Mr.
Gleason has not bought or sold or otherwise effected any other transactions in shares of Common
Stock during the past 60 days.

__________________

* Less than 1 percent

**Includes 2,739 shares held by Mr. Gleason's wife as to which Mr. Gleason disclaims beneficial ownership.
/TABLE

                        Robert F. Lanz
                        --------------
Nature of                        Number of        Percent of Total Number
Ownership                         Shares           of Outstanding Shares
- ---------                        ---------        -----------------------
Sole Power to Vote              2,228.8471                  *
or Direct the Vote

Shared Power to Vote                     0                 0%
or Direct the Vote

Sole Power to Dispose or        2,228.8471                  *
to Direct the Disposition

Shared Power to Dispose or               0                 0%
to Direct the Disposal

Total Beneficially Owned        2,228.8471                  *


Mr. Lanz is a participant in the K Plus Plan and, pursuant to an election in effect since
February 15, 1994, he has directed that a portion of his elective contributions be invested in the
PTI Stock Fund.  The Trustee of the K Plus Plan has acquired shares of Pacific Telecom
Common Stock with funds invested in the PTI Stock Fund within the past 60 days, 17.5682 of which were allocated to Mr. Lanz's account effective as of March 6, 1995.  Mr. Lanz has not bought or sold or otherwise effected any other transactions in shares of Common Stock during the past 60 days.

__________________

* Less than 1 percent
/TABLE

                      Charles E. Robinson
                      -------------------
Nature of                        Number of        Percent of Total Number
Ownership                         Shares           of Outstanding Shares
- ---------                        ---------        -----------------------
Sole Power to Vote              72,166.3071                 *
or Direct the Vote

Shared Power to Vote                      0                0%
or Direct the Vote

Sole Power to Dispose or        72,166.3071                *
to Direct the Disposition

Shared Power to Dispose or                0                0%
to Direct the Disposal

Total Beneficially Owned        72,166.3071                *


Mr. Robinson is a participant in the K Plus Plan and, pursuant to an election in effect since
January 3, 1990, he has directed that a portion of his elective contributions be invested in the PTI
Stock Fund.  The Trustee of the K Plus Plan has acquired shares of Pacific Telecom Common
Stock with funds invested in the PTI Stock Fund within the past 60 days, 166.3223 of which were allocated to Mr. Robinson's account effective as of March 6, 1995.  In February 1995, Mr.
Robinson received a grant of 6,600 shares of restricted stock pursuant to the Pacific Telecom
Long-Term Incentive Plan 1994 Restatement, which shares are scheduled to vest over a four-year period commencing February 15, 1996.  Mr. Robinson has not bought or sold or otherwise effected any other transactions in shares of Common Stock during the past 60 days.

__________________

* Less than 1 percent
/TABLE

                       Nancy Wilgenbusch
                       -----------------
Nature of                        Number of        Percent of Total Number
Ownership                         Shares           of Outstanding Shares
- ---------                        ---------        -----------------------
Sole Power to Vote                 2,711                    *
or Direct the Vote

Shared Power to Vote                   0                    0%
or Direct the Vote

Sole Power to Dispose or           2,711                    *
to Direct the Disposition

Shared Power to Dispose or             0                    0%
to Direct the Disposal

Total Beneficially Owned           2,711                    *


Dr. Wilgenbusch has not bought or sold or otherwise effected any transactions in shares of
Common Stock during the past 60 days.

__________________

* Less than 1 percent

/TABLE

                           Thomas J. Imeson
                           ----------------
Nature of                        Number of        Percent of Total Number
Ownership                         Shares           of Outstanding Shares
- ---------                        ---------        -----------------------
Sole Power to Vote               287.2779                    *
or Direct the Vote

Shared Power to Vote                    0                   0%
or Direct the Vote

Sole Power to Dispose or         287.2779                    *
to Direct the Disposition

Shared Power to Dispose or              0                   0%
to Direct the Disposal

Total Beneficially Owned         287.2779                    *


Mr. Imeson has not bought or sold or otherwise effected any transactions in shares of Common
Stock during the past 60 days.

__________________

* Less than 1 percent
